EXHIBIT 12.1


                       INTERVEST CORPORATION OF NEW YORK

                  STATEMENT SETTING FORTH COMPUTATIONS SHOWING
                     THE RATIO OF EARNINGS TO FIXED CHARGES

                                     Six Months Ended
                                        June 30,                            Year Ended December 31,
                                -----------------------  ---------------------------------------------------------------

Net income .................   $  260,000   $  290,000   $  442,000   $  536,000   $  545,000   $  313,000   $  356,000
Add:
  Interest expense (1) .....    3,762,000    3,240,000    6,975,000    5,245,000    3,944,000    3,364,000    2,253,000
  Provision for income taxes      215,000      246,000      324,000      403,000      480,000      229,000      125,000
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
EARNINGS ...................   $4,237,000   $3,776,000   $7,741,000   $6,185,000   $4,969,000   $3,906,000   $2,734,000
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========
FIXED CHARGES INTEREST
  INCURRED .................   $3,762,000   $3,240,000   $6,975,000   $5,246,000   $3,944,000   $3,364,000   $2,253,000
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========
Ratio of earnings to
  fixed charges ............          1.1          1.2          1.1          1.2          1.3          1.2          1.2
                               ==========   ==========   ==========   ==========   ==========   ==========   ==========

- ----------------


(1) Includes amortization of deferred debenture offering costs as follows:

      Six Months Ended                         Year ended
         June 30,                             December 31,
      -----------------                       -------------
             1996             $432,000            1995             $748,000
             1995             $349,000            1994             $655,000
                                                  1993             $529,000